Golden Phoenix Executes Block Sale of 7,042,275 Shares

Of Scorpio Gold Common Stock

SPARKS, NV, AUGUST 9, 2010 – Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM) "Golden Phoenix has taken the first step in executing on our Royalty Mining growth strategy," stated Tom Klein, CEO of Golden Phoenix. "The sale of our Scorpio Gold common stock provides immediate liquidity to reduce debt and to fund our growth strategy while still retaining our initial 30% interest in the Mineral Ridge Gold Project."

On August 4, 2010, Golden Phoenix Minerals, Inc. (the “Company”) executed a block sale of 7,042,275 shares of common stock of Scorpio Gold Corporation (“Scorpio”), which constitutes one hundred percent (100%) of its holdings of Scorpio stock (the “Sale”).  As previously disclosed in the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on March 16, 2010 (the “Prior Report”), the Company closed a joint venture transaction with Scorpio, whereby the Company sold Scorpio a 70% interest in its Mineral Ridge property in exchange for a combination of cash and shares of Scorpio common stock.  Scorpio’s common stock trades on the TSX Venture Exchange under the symbol “SGN.”  The Sale was executed in a market transaction at a sales price of Cdn $0.52 per share, resulting in gross proceeds to the Company of Cdn $3,661,983, which translates to gross proceeds of approximately US $3,580,081, based on published exchanged rates as of the date of the Sale.  The Company continues to retain its current thirty percent (30%) membership interest in Mineral Ridge Gold, LLC, the joint venture entity that owns and operates the Mineral Ridge property with Scorpio.

Please visit the Golden Phoenix website at: http://www.golden-phoenix.com.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to delivering shareholder value by acquiring, developing and mining superior precious and strategic metal deposits throughout the Americas using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix is a 30% joint venture partner with Scorpio Gold on the Mineral Ridge gold and silver property near Silver Peak, Nevada, and owns the Adams Mine and Duff Claim Block near Denio, Nevada, and the Northern Champion molybdenum mine in Ontario, Canada.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by officers of the Company, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the gold and base and precious metals markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals; unexpected difficulties in restarting or expanding production at the Company’s mines; the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Source:
Golden Phoenix Minerals, Inc.

For More Information Contact:
Golden Phoenix Minerals, Inc.
Robert Ian, Director of Corporate Communications (775) 853-4919
robertian@golden-phoenix.com